                                                                    Exhibit 21.1

                             LIST OF SUBSIDIARIES
                               OF THE REGISTRANT

                                              Jurisdiction of Incorporation
      Subsidiary                                     or Organization
-------------------                       -------------------------------------
    1.  P-Com United Kingdom, Inc.                      Delaware
    2.  P-Com (BARBADOS) FSC Limited                    Barbados
    3.  P-Com Finance Corporation                       Delaware
    4.  Geritel S.p.A.                                   Italy
    5.  P-Com Network Services, Inc.                    Delaware
    6.  P-Com GmbH                                      Germany
    7.  Technosystem S.p.A.                              Italy
    8.  Control Resources Corporation                   Delaware
    9.  Telematics, Inc.                                Virginia
   10.  P-Com Services (UK) Limited                     England
   11.  RT Masts Limited                                England
   12.  RT Limited                                      England
   13.  Sky Masts Limited                               England
   14.  Cemetel S.p.A.                                   Italy
   15.  P-Com Corp., Int'l (Cayman) Ltd.             Cayman Islands